EXHIBIT 99.2
JOINT FILERS’ SIGNATURES

INSIGHT HOLDINGS GROUP, LLC By: ______/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Attorney-in-Fact	Date: _______06/18/2026 ____
INSIGHT VENTURE ASSOCIATES X, LTD. By: ______/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______06/18/2026 ____
INSIGHT VENTURE ASSOCIATES X, L.P. By: Insight Venture Associates X, Ltd., its general partner By: _____/s/Andrew Prodromos_______________ Name: Andrew Prodromos Title: Authorized Officer	Date: _______06/18/2026 ____
INSIGHT VENTURE PARTNERS X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner
By: _____/s/Andrew Prodromos_______________
Name: Andrew Prodromos
Title: Authorized Officer
Date: _______06/18/2026 ____
INSIGHT VENTURE PARTNERS (CAYMAN) X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner
By: _____/s/Andrew Prodromos_______________
Name: Andrew Prodromos
Title: Authorized Officer

Date: _______06/18/2026 ____
INSIGHT VENTURE PARTNERS (DELAWARE) X, L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner
By: _____/s/Andrew Prodromos_______________
Name: Andrew Prodromos
Title: Authorized Officer
Date: _______06/18/2026 ____
 INSIGHT VENTURE PARTNERS X (CO-INVESTORS), L.P.
By: Insight Venture Associates X, L.P., its general partner
By: Insight Venture Associates X, Ltd., its general partner
By: _____/s/Andrew Prodromos_______________
Name: Andrew Prodromos
Title: Authorized Officer
Date: _______06/18/2026 ____